UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2021

ABIOMED, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-09585	04-2743260
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22 Cherry Hill Drive
Danvers, Massachusetts 01923

(Address of Principal Executive Offices, including Zip Code)

(978) 646-1400

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	ABMD	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 11, 2021, ABIOMED, Inc. (the “Company”) entered into an indemnification agreement (collectively, the “Indemnification Agreements”) with each of the directors and named executive officers of the Company (collectively, the “Indemnitees”) to expound upon the indemnification protections provided under the Company’s Bylaws and Delaware law. The Indemnification Agreements require the Company to indemnify the Indemnitees to the fullest extent permitted by applicable law against expenses, judgments, fines and other amounts actually and reasonably incurred in connection with any action or proceeding arising out of their service as a director or officer, subject to certain exceptions. The Company may enter into substantially similar Indemnification Agreements with new directors, and certain other executive officers in the future.

The foregoing summary of the Indemnification Agreements does not purport to be complete and is qualified in its entirety by reference to the actual text of the Indemnification Agreements, a form of which is filed herewith as Exhibit 10.1.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On August 11, 2021, ABIOMED, Inc. (the “Company”) held its 2021 Annual Meeting of Stockholders (the “Annual Meeting”). The holders of 40,905,319 shares of common stock were present or represented by proxy at the Annual Meeting. Set forth below are the matters acted upon at the Annual Meeting and the final voting results on each matter as reported by the inspector of elections.

Proposal One: Election of Directors

The Company’s stockholders elected each of Eric A. Rose, Jeannine M. Rivet and Myron L. Rolle as a member of the Company’s board of directors as a Class II director to serve a three-year term expiring at the 2024 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified (or until his or her earlier removal, death or resignation), with the votes cast and broker non-votes as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Eric A. Rose	36,783,988	1,323,591	2,797,740
Jeannine M. Rivet	35,668,809	2,438,770	2,797,740
Myron L. Rolle	37,852,570	255,009	2,797,740

Proposal Two: Non-Binding, Advisory Vote on Executive Compensation

The Company’s stockholders voted to approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers (as disclosed in the proxy statement filed in connection with the Annual Meeting), with the votes cast, abstentions and broker non-votes as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
18,897,024	17,843,575	1,366,980	2,797,740

Proposal Three: Ratification of Appointment of the Company’s Independent Registered Public Accounting Firm

The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2022, with the votes cast, abstentions and broker non-votes as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
40,547,716	345,414	12,189	0

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
10.1	Form of Indemnification Agreement

104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ABIOMED, Inc.

	By:	/s/ Marc A. Began
Marc A. Began Vice President, General Counsel and Secretary (Authorized Signatory)
Date: August 13, 2021